UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2010

YELLOWCAKE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 219, 7 Ashland Road, Caldwell, New Jersey  07006
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	732.889.1558

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

Our board of directors has approved a one (1) for 3,700 reverse stock split of the Company’s authorized and issued and outstanding common stock. The record date for the reverse split is the close of business on December 6, 2010.  The Company will announce the effective date of the reverse split upon receipt of final approval from FINRA, which is expected to be in December 2010. The new shares are expected to be issued by the Company’s transfer agent when certificates are physically surrendered, by replacing each 3,700 shares surrendered with one new share, or if part of the DTC System, shares will be automatically adjusted for on the same basis.

Item 9.01 Financial Statements And Exhibits.

Exhibit Number	Description of Exhibit
(d)	Exhibits
99.1	News Release of November 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ Lisa Lopomo
Lisa Lopomo
President, Secretary and Treasurer

Date: November 9, 2010